Exhibit 99.1

NEWS RELEASE

Parsley Energy Announces Public Offering

of Class A Common Stock

AUSTIN, Texas, May 23, 2016—(BUSINESS WIRE)—Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced that it has commenced an underwritten public offering of 8,000,000 shares of Class A common stock (the “Equity Offering”). The Company expects to grant the underwriters an option to purchase up to an additional 1,200,000 shares of Class A common stock from the Company.

Concurrently with the Equity Offering, Parsley Energy, LLC and Parsley Finance Corp., the Company’s consolidated subsidiaries, intend to offer to qualified institutional buyers and non-U.S. persons outside of the U.S., in an offering exempt from registration under the Securities Act of 1933, as amended, $200.0 million aggregate principal amount of senior notes due 2024 (the “Concurrent Notes Offering”). The Company will not guarantee the senior notes. The Equity Offering is not conditioned on the consummation of the Concurrent Notes Offering, and the Concurrent Notes Offering is not conditioned on the consummation of the Equity Offering.

Together with a portion of the net proceeds from the Concurrent Notes Offering, the Company intends to use a portion of the net proceeds of the Equity Offering to fund the aggregate purchase price for the acquisitions of mineral interests (and associated surface rights) and certain working interests in Pecos and Reeves Counties, Texas (the “Acquisitions”), and any remaining net proceeds will be used to fund a portion of the Company’s capital program and for general corporate purposes, including potential future acquisitions. The Equity Offering is not conditioned on the consummation of the Acquisitions.

Credit Suisse Securities (USA) LLC is acting as sole lead bookrunner for the Equity Offering.

The Equity Offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective June 5, 2015. The Equity Offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. Alternatively, the sole lead bookrunner will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

Credit Suisse Securities (USA) LLC

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Telephone: 1-800-221-1037

newyork.prospectus@credit-suisse.com

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, Inc.

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